EXHIBIT 10.2
EXECUTION VERSION

AMENDMENT TO THE SUBSCRIPTION AND BACKSTOP PURCHASE AGREEMENT

This Amendment (this “Amendment”), dated as of October 27, 2015, is made by Affinion Group Holdings, Inc. (“Affinion Holdings”), Affinion International Holdings Limited (“Affinion International” and, together with Affinion Holdings, the “Affinion Parties”) and Empyrean Capital Partners, L.P. as the backstop provider (the “Backstop Provider”) under the Backstop Agreement (as defined below).  Capitalized terms used and not otherwise defined herein have the meanings set forth in the Backstop Agreement.

WHEREAS, Affinion Holdings, Affinion International and the Backstop Provider are parties to that certain Subscription and Backstop Purchase Agreement, dated as of September 29, 2015 (the “Backstop Agreement”);

WHEREAS, Section 8.5(a) provides that any provision of the Backstop Agreement (including its Exhibits, Annexes, Schedules and any attachments thereto) may be amended or waived if, and only if, such amendment or waiver is in writing and signed by (i) the Affinion Parties; and (ii) the Backstop Provider;

WHEREAS, Section 8.5(b) of the Backstop Agreement provides that no amendment or modification to, among other things, extend the Outside Date to a period beyond November 2, 2015, shall be enforceable against the Backstop Provider without the consent of the Backstop Provider; and

WHEREAS, Section 8.5(c) of the Backstop Agreement provides that, notwithstanding anything therein to the contrary, no modifications, amendments or waivers the effect of which would be to change, modify, amend or waive, as applicable, (a) the “Termination Date”, “Consent Time”, “Outside Commencement Date”, “Tender Conditions” (as defined in the Offering Memorandum), “Minimum Conditions” (as defined in the Offering Memorandum), or “Exchange Conditions” (as defined in the Offering Memorandum), or (b) any material economic or governance terms in the Definitive Documentation (in the form attached to the RSA upon execution and delivery thereof), may be made without the written consent of the Backstop Provider.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Backstop Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A.Amendments to Backstop Agreement.  The Backstop Agreement is hereby amended as follows:

1.Outside Date.  Effective as of the date hereof, the term “Outside Date,” which previously referred to November 2, 2015, is hereby amended to be as follows:

“November 9, 2015.”

2.Expiration Time.  Effective as of the date hereof, the term “Expiration Time,” which previously referred to 11:59 p.m., New York City time, on October 27, 2015, is hereby amended to be as follows:

“11:59 p.m., New York City time, on November 3, 2015.”

3.Subscription Deadline.  Effective as of the date hereof, the terms “Subscription Deadline” and “Subscription Expiration Date,” which previously referred to 11:59 p.m., New York City time, on October 28, 2015, are hereby amended to be as follows:

“11:59 p.m., New York City time, on November 4, 2015.”

4.Total Consideration and Exchange Consideration.  Effective as of the date hereof, the terms “Total Consideration” and “Exchange Consideration” are hereby amended such that all eligible holders who validly tender, and do not properly withdraw, Existing Notes in the Exchange Offers at or prior to the Expiration Time receive (1) 7.15066 shares of New Common Stock for each $1,000 principal amount of Existing Holdings Notes validly tendered, and not properly withdrawn, in the Holdings Exchange Offer and accepted by Affinion Holdings and (2) 15.52274 shares of New Common Stock for each $1,000 principal amount of Existing Investments Notes validly tendered, and not properly withdrawn, in the Investments Exchange Offer and accepted by Affinion Investments, LLC.

5.Investments Minimum Condition.  Effective as of the date hereof, the term “Investments Minimum Condition,” which previously referred to the valid tender and acceptance of at least $341,957,934 aggregate principal amount of Existing Investments Notes in the Investments Exchange Offer, is hereby amended to be as follows:

“the valid tender and acceptance of at least $336,530,520 aggregate principal amount of Existing Investments Notes in the Investments Exchange Offer.”

6.Holdings Minimum Condition.  Effective as of the date hereof, the term “Holdings Minimum Condition,” which previously referred to the valid tender and acceptance of at least $247,442,150 aggregate principal amount of Existing Holdings Notes in the Holdings Exchange Offer, is hereby amended to be as follows:

“the valid tender and acceptance of at least $247,405,368 aggregate principal amount of Existing Holdings Notes in the Holdings Exchange Offer.”

B.Miscellaneous. This Amendment, the consent of the Backstop Provider dated as of October 13, 2015 and the Backstop Agreement (including all Exhibits, Annexes and Schedules attached thereto), together, constitute the entire agreement of the Parties with respect to the subject matter of this Amendment and the Backstop Agreement, and supersede all other prior negotiations, agreements and understandings, whether written or oral, among the Parties with respect to the subject matter of this Amendment and the Backstop Agreement. Except as specifically amended hereby, the Backstop Agreement, as amended hereby, shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Gregory S. Miller
Name: Gregory S. Miller
Title: Executive Vice President & Chief Financial Officer
AFFINION INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Michele Conforti
Name: Michele Conforti
Title: President & Managing Director

[Signature Page to Backstop Agreement Amendment No. 1]

BACKSTOP PROVIDER

EMPYREAN CAPITAL PARTNERS, LP

By: /s/ C. Martin Meekins______________

         Name: C. Martin Meekins

         Title: Authorized Person

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